UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2005

STAAR SURGICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

1911 Walker Avenue, Monrovia, California,   91016

(Address of principal executive offices)      (Zip Code)

(Registrant's telephone number, including area code): (626) 303-7902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        On January 19, 2005, the Board of Directors (the “Board”) of STAAR Surgical Company (the “Company”) appointed David Schlotterbeck to fill a vacancy on the Board. The vacancy resulted from the resignation of John R. Gilbert from the Board on September 25, 2004. Mr. Schlotterbeck has been appointed as a member of the Audit Committee and the Nominating, Governance and Compensation Committee of the Board.

        There are no arrangements or understandings between Mr. Schlotterbeck and any person pursuant to which Mr. Schlotterbeck was appointed as a director. There have been no transactions, or series of similar transactions, since the beginning of the Company’s last fiscal year, nor is there any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, and in which Mr. Schlotterbeck or any member of his immediate family had, or will have, a direct or indirect material interest.

Item 7.01. Regulation FD Disclosure.

        On January 21, 2005, the Company issued a press release announcing the appointment of Mr. Schlotterbeck as a director. A copy of the press release is attached as Exhibit 99.1 to this Report and is incorporated in this Item 7.01 by this reference.

        The information contained, or incorporated by reference, in this Item 7.01 will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in Item 7.01 of this Current Report.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number	Description
99.1	Press release dated January 21, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	January 21, 2005	STAAR SURGICAL COMPANY By: /s/ John Bily —————————————— John Bily Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release dated January 21, 2005.